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                           [SWISHER LOGO]      CONTACT:    THOMAS W. BUSCH, CFO
                                                    SWISHER INTERNATIONAL, INC.
                                                            6849 FAIRVIEW ROAD,
                                                            CHARLOTTE, NC 28210
                                                PHONE (704) 364-77707, EXT. 157



PRESS RELEASE

FOR RELEASE 12 P.M. EDT
JUNE 29, 1999


SWISHER INTERNATIONAL, INC. EXTENDS
REDEEMABLE PUBLIC WARRANTS FOR AN
ADDITIONAL ONE YEAR PERIOD.


         CHARLOTTE, NC, JUNE 29, 1999: Patrick L. Swisher, President and Chief Executive Officer of Swisher International, Inc. (SWSH), announced today the decision by the Board of Directors to extend until June 30, 2000, the Public Warrants of Swisher International, Inc. scheduled to expire effective June 30, 1999. The warrants may be exercised any time prior to 5:00 P.M. Eastern Time on June 30, 2000. There are currently 760,000 Public Warrants, exercisable to purchase one share of Common Stock for $7.80 per each two Public Warrants.

         The issuance of any additional shares by the Company in the future may result in a reduction of the book value or market price of the then outstanding Common Stock. For the life of the warrants and options, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock.

         Swisher International, Inc. is the nation's leading franchisor of commercial hygiene services and products and is headquartered in Charlotte, North Carolina.



      6849 FAIRVIEW ROAD * CHARLOTTE, NORTH CAROLINA 28210 * 704-364-7707
                FAX: 704-365-8941 * E-MAIL: PSWIS53866@AOL.COM
                    WEB SITE: HTTP://WWW.SWISHERONLINE.COM